EXHIBIT 21

NEWMONT MINING CORPORATION AND SUBSIDIARIES

As of January 31, 2019

Name	Incorporation	Ownership*
Newmont Mining Corporation	Delaware, USA
Moydow Limited	Ghana	100%
Newmont LaSource SAS	France	16.9251%
Euronimba Limited	Jersey	45.3128%
Euronimba Liberia Limited	Liberia	100%
Euronimba UK Limited	United Kingdom	100%
Societe des Mines de Fer de Guinee S.A.	Guinea	95%
Newmont Ghana Gold Limited	Ghana	100%
N.I. Limited	Bermuda	100%
Newmont Australia Holdings Pty Ltd	Victoria, Australia	100%
Newmont Australia Pty Ltd	Western Australia	99.8249%
Kalgoorlie Lake View Pty Ltd	Victoria, Australia	100%
Kalgoorlie Consolidated Gold Mines Pty Ltd	Western Australia	50%
Newmont AP Power Pty Ltd	Western Australia	100%
Newmont Boddington Pty Ltd	Western Australia	100%
Newmont Boddington Gold Pty Ltd	Western Australia	100%
Newmont Capital Pty Ltd	New South Wales, Australia	100%
Newmont Landco Pty Ltd	Western Australia	100%
Newmont Mining Finance Pty Ltd	Australian Capital Territory	100%
Newmont Mining Holdings Pty Ltd	South Australia	100%
Newmont Exploration Pty Ltd	Victoria, Australia	100%
Newmont Gold Pty Ltd	Western Australia	100%
GMK Investments Pty Ltd	Western Australia	100%
Newmont Power Pty Ltd	Western Australia	100%
NP Kalgoorlie Pty Ltd	Western Australia	100%
Goldfields Power Pty Ltd	Western Australia	50%
Newmont NGL Holdings Pty Ltd	Northern Territory, Australia	100%
Newmont Tanami Pty Ltd	Western Australia	57.3935%
Newmont Pacific Energy Pty Ltd	Western Australia	100%
Newmont International Exploration Pty Ltd	Western Australia	100%
Newmont Asia Pty Ltd	Western Australia	100%
Newmont Mining Services Pty Ltd	Western Australia	100%
Wirralie Gold Mines Pty Ltd	Queensland, Australia	100%
Newmont Tanami Pty Ltd	Western Australia	42.6065%
Newmont Woodcutters Pty Ltd	New South Wales, Australia	100%
Newmont Yandal Operations Pty Ltd	Victoria, Australia	100%
Newmont Australia Pty Ltd	Western Australia	0.1751%
Newmont Canada FN Holdings ULC	British Columbia	<.0001%
Newmont Capital Limited	Nevada, USA	100%
Miramar Gold Corporation	Nevada, USA	100%
Newmont Indonesia, LLC	Delaware, USA	100%
NVL (USA) Limited	Delaware, USA	100%
Orcana Resources Inc.	Nevada, USA	100%
Talapoosa Mining Inc.	Nevada, USA	100%
Newmont CC&V Mining Corporation	Delaware, USA	100%
Cripple Creek & Victor Gold Mining Company LLC	Colorado, USA	99.9000%
The LeClair Consolidated Mines Company	Colorado, USA	100%
The Matoa Gold Mining Company	Wyoming, USA	100%
GCGC LLC	Colorado, USA	100%
Cripple Creek & Victor Gold Mining Company LLC	Colorado, USA	0.1000%
Newmont Colombia S.A.S.	Colombia	100%
Newmont Euronimba B.V.	Netherlands	100%
Newmont FH B.V.	Netherlands	100%
Fronteer Development (USA) LLC	Delaware, USA	100%
Fronteer Development LLC	Delaware, USA	100%
Fronteer Royalty LLC	Delaware, USA	100%
Nevada Eagle Resources LLC	Nevada, USA	100%
Newmont Canada Holdings ULC	British Columbia	100%

Newmont Golden Ridge Holdings, VOF	Netherlands	96.8829%
Newmont Golden Ridge Limited	Ghana	100%
Newmont Suriname, LLC	Delaware, USA	100%
Suriname Gold Project CV	Suriname	75%
Newmont Holdings ULC	Nova Scotia	100%
Minera La Zanja S.R.L.	Peru	46.9407%
Newmont Canada FN Holdings ULC	British Columbia	99.9846%
Miramar Northern Mining Ltd.	British Columbia	100%
Con Exploration Ltd.	British Columbia	100%
Miramar HBG Inc.	Quebec	100%
Vol Mines Limited	British Columbia	66.6669%
Newmont Canada Corporation	Nova Scotia	100%
Hemlo Gold Mines (Ghana) Limited	Ghana	100%
Newmont Canada FN Holdings ULC	British Columbia	0.0154%
PT Newmont Minahasa Raya	Indonesia	80%
Newmont Galore Creek Holdings Corporation	British Columbia	100%
Galore Creek Partnership	British Columbia	50%
Galore Creek Mining Corporation	British Columbia	100%
NeXtech Drilling Ltd.	Alberta	50%
Newmont International Group BV	Netherlands	100%
Newmont LaSource SAS	France	66.3748%
Newmont LaSource SAS	France	16.7001%
Newmont Mineral Holdings B.V.	Netherlands	100%
Newmont Nusa Tenggara Holdings B.V.	Netherlands	100%
Nusa Tenggara Partnership B.V.	Netherlands	56.2500%
Newmont USA Limited	Delaware, USA	100%
Battle Mountain Resources Inc.	Nevada, USA	100%
Dawn Mining Company LLC	Delaware, USA	58.1855%
Elko Land and Livestock Company	Nevada, USA	100%
ELLC Grazing Membership LLC	Nevada, USA	100%
Empresa Minera Maria SRL	Bolivia	75.4286%
Hospah Holdings Company	Delaware, USA	100%
Idarado Mining Company	Delaware, USA	80.1674%
Minera BMG	Nevada, USA	100%
Minera Choluteca S.A. de C.V.	Honduras	48%
Minera Newmont (Chile) Limitada	Chile	99.3827%
Newmont Australia Investment Limited	Delaware, USA	100%
Newmont Bolivia Limited	Nevada, USA	100%
Newmont de Mexico, S.A. de C.V.	Mexico	>99.9999%
Minera Oro Valenciana, S.A.P.I. de C.V.	Mexico	49%
Newmont Global Employment Limited Partnership	Bermuda	99%
Newmont Gold Company	Delaware, USA	100%
Newmont GTR LLC	Nevada, USA	100%
Newmont Indonesia Investment Limited	Delaware, USA	100%
Newmont International Services Limited	Delaware, USA	100%
Newmont Global Employment Limited Partnership	Bermuda	1%
PT Newmont Pacific Nusantara	Indonesia	1%
Newmont Latin America Limited	Delaware, USA	100%
Minera Los Tapados S.A.	Peru	0.0134%
Minera Newmont (Chile) Limitada	Chile	0.6173%
Newmont de Mexico S.A. de C.V.	Mexico	<0.0001%
Newmont McCoy Cove Limited	Nevada, USA	100%
Newmont Nevada Energy Investment LLC	Delaware, USA	100%
Newmont North America Exploration Limited	Delaware, USA	100%
Newmont Overseas Exploration Limited	Delaware, USA	100%
PT Newmont Pacific Nusantara	Indonesia	99%
Takari Mining SAS	France	50%
Newmont Peru Limited	Delaware, USA	100%
Minera Los Tapados S.A.	Peru	99.9866%
Newmont Investment Holdings LLC	Delaware, USA	100%
Newmont Peru S.R.L.	Peru	<.0001%
Newmont Peru S.R.L.	Peru	>99.9999%
Minera Chaupiloma Dos de Cajamarca S.R.L.	Peru	40%
Newmont Realty Company	Delaware, USA	100%

Newmont Second Capital Corporation	Delaware, USA	100%
Minera Yanacocha S.R.L.	Peru	51.3500%
Newmont Mines Limited	Delaware, USA	100%
Newmont Technologies Limited	Nevada, USA	100%
New Verde Mines LLC	Delaware, USA	100%
Resurrection Mining Company	Delaware, USA	100%
San Juan Basin Holdings Company	Delaware, USA	100%
Santa Fe Pacific Gold Corporation	Delaware, USA	100%
Newmont Ventures Limited	Delaware, USA	100%
EMH (BVI) Inc.	British Virgin Islands	100%
Marien Mining Company, S.A.	Haiti	99.9750%
Newmont (Guyana) Incorporated	Guyana	100%
Newmont Golden Ridge Holdings, VOF	Netherlands	3.1171%
NVL Argentina S.R.L.	Argentina	90.0344%
NVL Haiti Limited S.A.	Haiti	99.9500%
Marien Mining Company, S.A.	Haiti	0.0250%
NVL PNG Limited	Papua New Guinea	100%
NVL Solomon Islands Limited	Solomon Islands	100%
Saddleback Investments Pty Ltd	Western Australia	100%
Normandy Overseas Holding Company Sdn Bhd	Malaysia	100%
Normandy Company (Malaysia) Sdn Bhd	Malaysia	100%
NVL Argentina S.R.L.	Argentina	9.9656%
Pittston Nevada Gold Company, Ltd.	Nevada, USA	100%
West Pequop Project LLC	Nevada, USA	100%
Pequop Exploration LLC	Nevada, USA	100%

*   Ownership percentages relate to that of the entity directly above, with indentation used to reflect intermediary levels of ownership.